UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
____________________
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2017
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NEENAH PAPER, INC.
(Exact Name Of Registrant As Specified In Charter)
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Delaware    001-32240    20-1308307
    (State of Incorporation)    (Commission File No.)    (I.R.S. Employer
            Identification No.)
3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)
(678) 566-6500
(Registrant's telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01 Other Events
On May 1, 2017, Neenah Paper, Inc. (the “Company”) announced that its Board of Directors declared a regular quarterly cash dividend of $0.37 per share on the company’s common stock. The dividend will be payable on June 2, 2017 to stockholders of record as of close of business on May 12, 2017.
In addition, the Company announced that its 2017 Annual Meeting of Shareholders will be held on Tuesday, May 23, 2017 at 10:00 a.m., Eastern Time. The Annual Meeting will be held at Neenah's corporate office, located at 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005. Common shareholders of record as of end of business on March 31, 2017 are eligible to vote at the meeting.
The press release announcing the declaration of the dividend is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:
Exhibit No.         Description of Exhibit
99.1            Press release dated May 1, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)
Date: May 2, 2017	/s/ Steven S. Heinrichs_____________
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.         Description of Exhibit

99.1            Press release dated May 1, 2017